As filed with the Securities and Exchange Commission on March 3, 2025

Registration No. 333-282460

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Neumora Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-4367680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Neumora Therapeutics, Inc.

490 Arsenal Way

Watertown, Massachusetts 02472

(857) 760-0900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul L. Berns

Chief Executive Officer

Neumora Therapeutics, Inc.

490 Arsenal Way, Suite 200

Watertown, Massachusetts 02472

(857) 760-0900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Milligan Chief Financial Officer and Principal Accounting Officer Neumora Therapeutics, Inc. 490 Arsenal Way, Suite 200 Watertown, Massachusetts 02472 (857) 760-0900	Kathleen M. Wells Shayne Kennedy Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (Post-Effective Amendment No. 1) to the Registration Statement on Form S-3 (File No. 333-282460) of Neumora Therapeutics, Inc. (the Company) is being filed because the Company expects that it will no longer be a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) when it files its Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Accordingly, the Company is filing this Post-Effective Amendment No. 1 for the purpose of including disclosure required for a registrant other than a well-known seasoned issuer, identifying the securities being registered, registering a specific amount of securities and paying the associated filing fee.

This Post-Effective Amendment No. 1 contains:

•	a base prospectus, which covers the offering, issuance and sale by the Company of up to $600 million of the Company’s common stock, preferred stock, debt securities, warrants and/or units; and

•

a sales agreement prospectus supplement, which covers the offering, issuance and sale by the Company of up to a maximum aggregate offering price of up to $300 million of the Company’s common stock that may be issued and sold from time to time under a sales agreement with Leerink Partners LLC, of which $14,445,950.42 of the Company’s common stock has been issued and sold by the Company as of the date hereof (the Previously Issued Shares).

The base prospectus immediately follows this explanatory note. The sales agreement prospectus supplement immediately follows the base prospectus. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The $300 million of common stock that may be offered, issued and sold under the sales agreement prospectus supplement (inclusive of the Previously Issued Shares) is included in the $600 million of securities that may be offered, issued and sold by the Company under the base prospectus. Upon termination of the sales agreement with Leerink Partners LLC, any portion of the $300 million included in the sales agreement prospectus supplement that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

PROSPECTUS

NEUMORA THERAPEUTICS, INC.

$600,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell up to $600,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “NMRA.” On February 28, 2025, the last reported sale price of our common stock on the Nasdaq Global Select Market was $1.56 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 3, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the SEC) as a “well-known seasoned issuer” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the Securities Act)) using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $600,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any such prospectus supplement or free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable, and if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement or free writing prospectuses, together with the additional information described under the section titled “Where You Can Find More Information; Incorporation by Reference” in this prospectus.

We have not authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar sections in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Neumora Therapeutics,” “Neumora,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Neumora Therapeutics, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

“NEUMORA,” the Neumora logos and other trade names, trademarks or service marks of Neumora appearing in this prospectus are the property of Neumora. Other trade names, trademarks or service marks appearing in this prospectus are the property of their respective holders. Solely for convenience, trade names, trademarks and service marks referred to in this prospectus appear without the ®, ™ and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trade names, trademarks and service marks.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and the information incorporated by reference herein and any applicable prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). All statements other than statements of historical facts contained in this prospectus are forward-looking statements. When used in this prospectus, words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strategy,” “strive,” “target,” “vision,” “will,” or “would,” any negative of these words or other similar terms or expressions may identify forward-looking statements. The absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, which involve a number of judgments, risks and uncertainties.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, including, without limitation, those described in the sections entitled “The Company,” “Plan of Distribution” and “Risk Factors” in this prospectus and the risks discussed in our other SEC filings, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.neumoratx.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 7, 2024.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2024.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, September 30, 2024 filed with the SEC on May 7, 2024, August 6, 2024 and November 12, 2024 respectively.

•	Our Current Reports on Form 8-K filed with the SEC on April 15, 2024, June 14, 2024, January 2, 2025 and February 13, 2025 (Item 5.02 only), and Form 8-K/A filed with the SEC on February 21, 2025.

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 13, 2023, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Neumora Therapeutics, Inc.

490 Arsenal Way, Suite 200

Watertown, Massachusetts 02472

(857) 760-0900

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a clinical-stage biopharmaceutical company founded to confront the global brain disease crisis by taking a fundamentally different approach to the way treatments for brain diseases are developed. We have rapidly scaled our therapeutic pipeline, which currently consists of seven neuroscience programs, including two clinical programs, that target novel mechanisms of action for a broad range of underserved neuropsychiatric disorders and neurodegenerative diseases. Our most advanced product candidate, navacaprant (NMRA-140), is a novel once-daily oral kappa opioid receptor (KOR) antagonist that is being developed for the treatment of major depressive disorder (MDD), which we believe has the potential to provide significant advantages relative to the standard of care, if approved.

Our principal executive offices are located at 490 Arsenal Way, Suite 200, Watertown, Massachusetts 02472, and our telephone number is (857) 760-0900.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, our bylaws and our amended and restated registration rights agreement to which we and certain of our stockholders are parties, each of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and by applicable law. We encourage you to read our certificate of incorporation, our bylaws and our amended and restated registration rights agreement, each of which has been publicly filed with the SEC, and the applicable provisions of Delaware law, for more information. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of:

•	700,000,000 shares of common stock, par value $0.0001 per share; and

•	50,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Outstanding Shares

As of December 31, 2024, we had 161,709,907 shares of common stock outstanding, held of record by 86 stockholders.

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. In addition, the affirmative vote of holders of 66-2/3% of the voting power of all of the then outstanding voting stock will be required to take certain actions, including amending certain provisions of our certificate of incorporation, including the provisions relating to amending our bylaws, the classified board and director liability.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights, Preferences and Privileges

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. Immediately after consummation of this offering, no shares of preferred stock will be outstanding, and we have no present plan to issue any shares of preferred stock.

Stock Options

As of December 31, 2024, we had outstanding options to purchase an aggregate of 14,372,869 shares of our common stock, with a weighted-average exercise price of $8.99 per share.

Registration Rights

Certain holders of shares of our common stock are entitled to certain rights with respect to registration of such shares under the Securities Act. These shares are referred to as registrable securities. The holders of these registrable securities possess registration rights pursuant to the terms of our investors’ rights agreement and are described in additional detail below. The registration of shares of our common stock pursuant to the exercise of the registration rights described below would enable the holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts, selling commissions and stock transfer taxes, of the shares registered pursuant to the demand, piggyback and Form S-3 registrations described below.

Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions and limitations, to limit the number of shares the holders may include. The demand, piggyback and Form S-3 registration rights described below will terminate upon the earliest of (i) with respect to each stockholder, such date, on or after the closing of this offering, on which all registrable shares held by such stockholder may immediately be sold during any 90-day period pursuant to Rule 144 of the Securities Act, or Rule 144 and (ii) the occurrence of a deemed liquidation event, as defined in our certificate of incorporation, as currently in effect.

Demand Registration Rights

Based on the number of shares outstanding as of December 31, 2024, the holders of approximately 51.0 million shares of our common stock are entitled to certain demand registration rights. Certain major investors collectively holding at least 40% of registrable securities may, on not more than two occasions, request that we register all or a portion of their shares, subject to certain specified exceptions. If any of these holders exercises its demand registration rights, then holders of approximately 51.0 million shares of our common stock will be entitled to register their shares, subject to specified conditions and limitations in the corresponding offering.

Piggyback Registration Rights

Based on the number of shares outstanding as of December 31, 2024, in the event that we determine to register any of our securities under the Securities Act (subject to certain exceptions), either for our own account or for the account of other security holders, the holders of approximately 51.0 million shares of our common stock will be entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to specified conditions and limitations.

S-3 Registration Rights

Based on the number of shares outstanding as of December 31, 2024, the holders of approximately 51.0 million shares of our common stock are entitled to certain Form S-3 registration rights. Certain major investors holding at least 20% of registrable securities may, on not more than two registrations on Form S-3 within any 12-month period, request that we register all or a portion of their shares on Form S-3 if we are qualified to file a registration statement on Form S-3, subject to specified exceptions. Such request for registration on Form S-3 must cover securities with an aggregate offering price which equals or exceeds $5.0 million, net of selling expenses. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations.

Election and Removal of Directors; Vacancies

The exact number of directors is fixed from time to time by resolution of the board. Directors are elected by a plurality of the votes of the shares of our capital stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

No director may be removed except for cause, and directors may be removed for cause only by an affirmative vote of shares representing not less than a majority of the shares then entitled to vote at an election of directors.

Any vacancy occurring on the board of directors and any newly created directorship may be filled only by a majority of the remaining directors in office.

Staggered Board

Our board of directors is divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2027, 2025 and 2026, respectively. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our board of directors could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors. In general, at least two annual meetings of stockholders will typically be necessary for stockholders to effect a change in a majority of the members of the board of directors.

Limitation on Action by Written Consent

Our certificate of incorporation and our bylaws provide that holders of our common stock will not be able to act by written consent without a meeting.

Stockholder Meetings

Our certificate of incorporation and our bylaws provide that special meetings of our stockholders may be called only by the chairman of the board, our chief executive officer (or president, in the absence of a chief executive officer) or a majority of the directors. Our certificate of incorporation and our bylaws specifically deny any power of any other person to call a special meeting.

Amendment of Certificate of Incorporation

The provisions of our certificate of incorporation described under the subsections titled “—Election and Removal of Directors; Vacancies,” “—Stockholder Meetings,” “—Limitation on Action by Written Consent,” “—Limitation of Liability of Directors and Officers,” “—Common Stock—Voting Rights” and “—Forum Selection” and provisions relating to amendments to our certificate of incorporation may be amended only by the affirmative vote of holders of at least 66-2/3% of the voting power of our outstanding shares of voting stock. The affirmative vote of holders of at least a majority of the voting power of our outstanding shares of stock will generally be required to amend other provisions of our certificate of incorporation.

Amendment of Bylaws

Certain provisions of our bylaws may generally be altered, amended, or repealed, and new bylaws may be adopted, with the affirmative vote of a majority of directors present at any regular or special meeting of the board of directors called for that purpose, provided that any alteration, amendment, or repeal of, or adoption of any bylaw inconsistent with specified provisions of the bylaws, including those related to special and annual meetings of stockholders, action of stockholders by written consent, nomination of directors, transfers of capital stock and dividends requires the affirmative vote of at least 66-2/3% of all directors in office at a meeting called for that purpose.

All other provisions of our bylaws may generally be altered, amended, or repealed, and new bylaws may be adopted, with the affirmative vote of holders of 66-2/3 % of the voting power of our outstanding shares of voting stock.

Other Limitations on Stockholder Actions

Our bylaws impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose that a director be removed;

•	propose any repeal or change in our bylaws; or

•	propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with the following:

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the stockholder’s name and address;

•	any material interest of the stockholder in the proposal;

•	the number of shares beneficially owned by the stockholder and evidence of such ownership; and

•

the names and addresses of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons, and the number of shares such persons beneficially own.

To be timely, a stockholder must generally deliver notice:

•

in connection with an annual meeting of stockholders, not less than 120 nor more than 150 days prior to the date on which the annual meeting of stockholders was held in the immediately preceding year, but in the event that the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date of the preceding annual meeting of stockholders, a stockholder notice will be timely if received by us not later than the close of business on the later of (i) not less than 70 nor more than 120 days prior to the date of the annual meeting and (ii) the 10th day following the day on which we first publicly announce the date of the annual meeting; or

•

in connection with the election of a director at a special meeting of stockholders, during the period not less than 120 nor more than 150 days prior to the date of the special meeting, or the 10th day following the day on which a notice of the date of the special meeting was mailed to the stockholders or the public disclosure of that date was made.

In order to submit a nomination for our board of directors, a stockholder must also submit all information with respect to the nominee that would be required to be included in a proxy statement, as well as other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.

Limitation of Liability of Directors and Officers

Our certificate of incorporation provides that no director or officer will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or an officer, except as required by applicable law, as in effect from time to time. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director or an officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, except for liability for:

•	any breach of the director’s or officer’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	any transaction from which the director or officer derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director or an officer for breach of fiduciary duty as a director or an officer, including breaches resulting from grossly negligent behavior, except in the situations described above.

Our certificate of incorporation also provides that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims, and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director or officer. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

Forum Selection

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, or other employee of our company to us or our stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation and our bylaws; or (iv) any action asserting a claim governed by the internal affairs doctrine. This provision would not apply to claims brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

Furthermore, our certificate of incorporation will also provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to the foregoing forum selection provisions.

Our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

The enforceability of similar federal court choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable or unenforceable. If a court were to find either of the choice of forum provisions contained in our certificate of incorporation or bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the company or our directors, officers or other employees, which may discourage such lawsuits against the company and our directors, officers and other employees and result in increased costs for investors to bring a claim.

Delaware Business Combination Statute

We have elected to be subject to Section 203 of the Delaware General Corporation Law. Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a corporation’s voting stock, or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years after becoming an interested stockholder unless:

•	the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•

following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. Section 203 also may have the effect of preventing changes in our management and could make it more difficult to accomplish transactions that our stockholders may otherwise deem to be in their best interests.

Anti-Takeover Effects of Some Provisions

Certain provisions of our certificate of incorporation and bylaws could make the following more difficult:

•	acquisition of control of us by means of a proxy contest, tender offer or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, as well as our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a third party to be identified therein, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Neumora Therapeutics,” “Neumora,” “we,” “our” or “us” refer to Neumora Therapeutics, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the Depositary) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a successor person) unless:

•

we are the surviving entity or the successor person (if other than Neumora) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Neumora and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Neumora; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (covenant defeasance).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry; Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (DTC), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Neumora Therapeutics, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PROSPECTUS SUPPLEMENT

Up to $300,000,000

Common Stock

We previously entered into a sales agreement (sales agreement) with Leerink Partners LLC (Leerink Partners) dated October 1, 2024, relating to shares of our common stock, $0.0001 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, pursuant to this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $300,000,000 from time to time through Leerink Partners, acting as our sales agent, of which $14,445,950.42 of the Company’s common stock has been issued and sold by the Company as of the date hereof (the Previously Issued Shares).

Our common stock is listed on The Nasdaq Global Select Market under the symbol “NMRA.” On February 28, 2025, the last reported sale price of our common stock on The Nasdaq Global Select Market was $1.56 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the Securities Act). Leerink Partners is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Leerink Partners and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Leerink Partners will be entitled to compensation at a commission rate of up to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Leerink Partners will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Leerink Partners with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the Exchange Act). See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to Leerink Partners.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Leerink Partners

The date of this prospectus supplement is March 3, 2025

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the SEC) utilizing a “shelf” registration process. By using an automatic shelf registration statement, we may, from time to time, offer and sell an unspecified amount of any combination of our securities described in the accompanying prospectus in one or more offerings. Under this prospectus supplement, we may, from time to time, offer and sell shares of our common stock having an aggregate offering price of up to $300.0 million at prices and on terms to be determined by market conditions at the time of offering (inclusive of the Previously Issued Shares).

We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

We have not, and the sales agent has not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the sales agent are not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of the respective document. Our business, financial condition, results of operations and prospects may have changed since that date. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement titled “Where You Can Find More Information” and “Information Incorporated by Reference.”

We and the sales agent are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “Neumora Therapeutics,” “Neumora,” “we,” “our,” “us,” “our company” and the “Company” in this prospectus, we mean Neumora Therapeutics, Inc. and its subsidiaries taken as a whole, unless otherwise specified. When we refer to “you,” we mean the holders of common stock of the Company.

“NEUMORA,” the Neumora logos and other trade names, trademarks or service marks of Neumora appearing in this prospectus are the property of Neumora. Other trade names, trademarks or service marks appearing in this prospectus are the property of their respective holders. Solely for convenience, trade names, trademarks and service marks referred to in this prospectus appear without the ®, ™ and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trade names, trademarks and service marks.

MARKET, INDUSTRY AND OTHER DATA

This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, contains estimates, projections and other information concerning our industry, our business, and the markets in which we operate, including data regarding the estimated size of those markets. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry and general publications, government data and similar sources. Although we believe the data from third-party sources are reliable, we have not independently verified this information. While we believe the market-position, market-opportunity and market-size information included in this prospectus supplement and the accompanying prospectus is generally reliable, such information is inherently imprecise. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

PROSPECTUS SUPPLEMENT SUMMARY

This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our common stock. Therefore, you should carefully read the entire prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference herein and therein, before deciding to invest in our common stock. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Overview

We are a clinical-stage biopharmaceutical company founded to confront the global brain disease crisis by taking a fundamentally different approach to the way treatments for brain diseases are developed. We have rapidly scaled our therapeutic pipeline, which currently consists of seven neuroscience programs, including two clinical programs, that target novel mechanisms of action for a broad range of underserved neuropsychiatric disorders and neurodegenerative diseases. Our most advanced product candidate, navacaprant (NMRA-140), is a novel once-daily oral kappa opioid receptor (KOR) antagonist that is being developed for the treatment of major depressive disorder (MDD), which we believe has the potential to provide significant advantages relative to the standard of care, if approved. Navacaprant is being investigated in the KOASTAL program, a pivotal Phase 3 program, evaluating navacaprant monotherapy in patients with moderate to severe MDD. Neumora expects to report topline data from KOASTAL-3 in the first quarter of 2026 and KOASTAL-2 in the second quarter of 2026. Our next most advanced product candidate is NMRA-511, a highly selective, novel antagonist of the vasopressin 1a receptor (V1aR) being developed for the treatment of agitation associated with dementia due to Alzheimer’s disease (AD). We are advancing a Phase 1b signal-seeking study investigating NMRA-511 initially in healthy elderly adult participants and then people with agitation associated with dementia due to AD, and we expect to report data from this study in by the end of 2025. Our M4 positive allosteric modular (PAM) franchise comprises multiple novel compounds that each have different chemical composition but optimal pharmacological properties, which have demonstrated robust activity in preclinical efficacy models and high selectivity for the M4 receptor subtype. We expect to progress our next M4 PAM into the clinic by mid-2025.

Our Product Candidates

We have rapidly scaled our pipeline through both internal discovery capabilities and business development activities. Our therapeutic pipeline comprises programs for neuropsychiatric disorders and neurodegenerative diseases, each targeting a novel mechanism of action. As shown in the table below, our current pipeline comprises seven programs, two of which are in clinical development and five of which are in preclinical development.

ALS = Amyotrophic lateral sclerosis; CK1d= Casein Kinase I Isoform delta; GCase = Glucocerebrosidase; IP = Intellectual Property; KOR = kappa opioid receptor; M4R = Muscarinic Acetylcholine Receptor M4; NLRP3 = Nucleotide-binding Domain, Leucine-rich–containing Family, Pyrin Domain–containing-3; NMDA = N-methyl-D-aspartate; V1aR = Vasopressin 1a Receptor.

Corporate Information

We were founded in November 2019 as a Delaware corporation under the name RBNC Therapeutics, Inc. We changed our name to Neumora Therapeutics, Inc. in October 2021. Our principal executive offices are located at 490 Arsenal Way, Suite 200, Watertown, Massachusetts 02472, and our telephone number is (857) 760-0900.

In 2020, we acquired Abelian Therapeutics, Inc. (Abelian), BlackThorn Therapeutics, Inc. (BlackThorn), Syllable Life Sciences, Inc. (Syllable), Propellex Bio, Inc. (Propellex) and Alairion, Inc. (Alairion), each of which became our wholly owned subsidiary. As of June 30, 2023, we had dissolved Abelian, BlackThorn, Syllable, Propellex and Alairion.

Our website address is www.neumoratx.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. We have included our website address as an inactive textual reference only.

JOBS Act Accounting Smaller Reporting Company Elections

We were an “emerging growth company,” as defined in the JOBS Act until December 31, 2024. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until those standards apply to private companies.

We elected to use this extended transition period for complying with certain new or revised accounting standards that have different effective dates for public and private companies until the date we lost emerging growth company status. As a result, our consolidated financial statements may or may not be comparable to companies that comply with new or revised accounting pronouncements as of public companies’ effective dates.

We were also a “smaller reporting company,” as defined in the Exchange Act until December 31, 2024, and we have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies.

THE OFFERING

Common Stock Offered by Us	In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock from time to time through or to Leerink Partners having an aggregate offering price of up to $300,000,000, inclusive of the Previously Issued Shares.

Common Stock Outstanding After This Offering	Up to 344,757,374 shares, assuming sales of 183,047,467 shares of our common stock in this offering at a price of $1.56 per share, which was the closing price of our common stock on the Nasdaq Global Select Market on February 28, 2025. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Leerink Partners. See “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering, if any, for general corporate purposes, which may include, among other things, increasing our working capital and funding research and development, potential commercial activities, and capital expenditures. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Global Select Market Symbol	“NMRA”

The number of shares of common stock to be outstanding after this offering is based on 161,709,907 shares of our common stock outstanding as of December 31, 2024, and excludes the following:

•

14,372,869 shares of common stock issuable upon the exercise of stock options outstanding as of December 31, 2024 under our 2023 Equity Incentive Plan (the 2023 Plan), with a weighted-average exercise price of $8.99 per share;

•	1,441,326 shares of our common stock issuable upon the settlement of restricted stock unit awards outstanding as of December 31, 2024

•

27,799,657 shares of common stock reserved for issuance pursuant to future awards under the 2023 Plan, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan (including an automatic increase of 8,085,495 shares on January 1, 2025); and

•

4,680,682 shares of common stock reserved for issuance under our Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan (including an automatic increase of 1,617,099 shares on January 1, 2025).

In addition, unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise of outstanding stock options or vesting and settlement of restricted stock units subsequent to December 31, 2024.

RISK FACTORS

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent filings under the Exchange Act, which are incorporated by reference in this prospectus supplement in their entirety, together with other information in this prospectus supplement, the documents incorporated by reference in this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment. The risks described below and those risks described in the documents incorporated by reference in this prospectus supplement are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Relating to this Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds, if any, from this offering for pipeline development, working capital and other general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our common stock outstanding prior to this offering. If that were to happen, you would suffer immediate and substantial dilution.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we expect to in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. To the extent that options are exercised or restricted stock units vest and settle, investors purchasing our common stock in this offering will experience further dilution.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to instruct the sales agent to sell shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus at any time throughout the term of the sales agreement. The number of shares that are sold by the sales agent after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the sales agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and, subject to the final determination by our board of directors or any restrictions in any instructions to the applicable sales agent, there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including, without limitation, statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business, operations and financial performance and condition; and the use of proceeds from this offering are forward-looking statements. When used in this prospectus supplement, words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strategy,” “strive,” “target,” “vision,” “will,” or “would,” any negative of these words or other similar terms or expressions may identify forward-looking statements. The absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this prospectus supplement and current expectations, forecasts and assumptions, which involve a number of judgments, risks and uncertainties, including, without limitation, risks related to:

•	our expectations regarding the potential market size and size of the potential patient populations for our product candidates and any future product candidates, if approved for commercial use;

•	our clinical and regulatory development plans including any related anticipated program milestones;

•	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results;

•	our expectations with regard to the results of our clinical studies, preclinical studies and research and development programs, including the timing and availability of data from such studies;

•	our estimates of the number of patients that we will enroll in our clinical trials and the timing of their enrollment;

•	the timing of commencement of future preclinical studies and clinical trials and research and development programs;

•	our ability to acquire, discover, develop and advance product candidates into, and successfully complete, clinical trials;

•	our ability to reduce the time or increase the likelihood of success of our research and development relative to the traditional drug discovery paradigm using our precision neuroscience approach;

•	our ability to improve, and the rate of improvement in, our precision neuroscience approach, or to realize benefits from such improvements;

•	our expectations related to our precision neuroscience approach, including but not limited to whether it will have the same impact as data-driven precision medicine in the oncology field;

•

our ability to achieve our mission to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients suffering from brain diseases;

•	our ability to scale our company;

•	the timing of milestone payments;

•	our intentions and our ability to establish collaborations and/or partnerships, and whether such collaborations and/or partnerships are successful;

•	the timing or likelihood of regulatory filings and approvals for our product candidates;

•	our commercialization, marketing and manufacturing, including any capabilities and expectations related thereto;

•	our ability to keep pace with new technological developments;

•	impact from future regulatory, judicial and legislative changes or developments in the United States and foreign countries;

•	our intentions with respect to the commercialization of our product candidates, if approved;

•	the pricing and reimbursement of our product candidates, if approved;

•	the implementation of our business model and strategic plans for our business and product candidates, including additional indications which we may pursue;

•	our ability to maintain our technical operations infrastructure to avoid errors, delays or cybersecurity breaches;

•	our ability to effectively manage our growth, including our ability to retain and recruit personnel, and maintain our culture;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates, including the projected terms of patent protection;

•	estimates of our expenses, future revenue, capital requirements, our needs for additional financing and our ability to obtain additional capital;

•	our expected use of our existing cash, cash equivalents and marketable securities;

•	the period over which we estimate our existing cash, cash equivalents, and marketable securities will be sufficient to fund our future operating expenses and capital expenditure requirements;

•	the performance of our third-party suppliers and manufacturers;

•

the impact to our business from general political conditions, including but not limited to, disruptions in U.S. government operations and funding, geopolitical conflicts such as the war between Russia and Ukraine, the war between Israel and Hamas, and any sanctions or other repercussions that may result therefrom;

•	the impact to our business from general economic conditions, including but not limited to, inflation, tariffs, recession risk, low consumer confidence and increasing interest rates;

•	developments and projections relating to our competitors and our industry, including competing products; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus supplement.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this report may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, including, without limitation, those described in the sections titled “Prospectus Supplement—Summary,” “Plan of Distribution” and “Risk Factors” in this prospectus supplement and the risks discussed in our other SEC filings, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell additional shares under or fully utilize the sales agreement with Leerink Partners as a source of financing. We intend to use the net proceeds, if any, from this offering for general corporate purposes, which may include, among other things, increasing our working capital and funding research and development, potential commercial activities and capital expenditures.

The amounts and timing of our actual expenditures will depend on numerous factors as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We previously entered into a sales agreement, with Leerink Partners under which we may offer and sell from time to time shares of our common stock through Leerink Partners acting as our sales agent. Pursuant to this prospectus, we may offer and sell up to an aggregate of $300.0 million of shares of our common stock, of which $14,445,950.42 of the Company’s common stock has been issued and sold by the Company as of the date hereof. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on The Nasdaq Global Select Market or any other existing trading market for our common stock. The below description of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to this Post-Effective Amendment No. 1 to the Registration Statement, of which this prospectus forms a part.

Leerink Partners will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Leerink Partners. We will designate the maximum number or amount of common stock to be sold through Leerink Partners on a daily basis or otherwise determine such maximum number or amount together with Leerink Partners. Subject to the terms and conditions of the sales agreement, Leerink Partners will use commercially reasonable efforts to sell on our behalf all of the common stock requested to be sold by us. We may instruct Leerink Partners not to sell common stock if the sales cannot be effected at or above a minimum price designated by us in any such instruction. Leerink Partners or we may suspend the offering of our common stock being made through Leerink Partners under the sales agreement upon proper notice to the other party. Leerink Partners and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Leerink Partners is up to 3.0% of the gross proceeds from the sale of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Leerink Partners up to $75,000 of Leerink Partners’ actual outside legal expenses incurred by Leerink Partners in connection with executing the sales agreement, plus certain ongoing outside legal expenses up to $25,000 in connection with quarterly diligence bringdowns thereafter. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Leerink Partners under the sales agreement, will be approximately $575,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales of our common stock, will equal our net proceeds for the sale of such common stock.

Leerink Partners will provide written confirmation to us following the close of trading on The Nasdaq Global Select Market after each day on which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume-weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us from such sales.

We will report at least quarterly the number of shares of common stock sold through Leerink Partners under the sales agreement, the net proceeds to us and the compensation paid by us to Leerink Partners in connection with the sales of common stock during the relevant period. Settlement for sales of common stock will occur on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of our common stock on our behalf pursuant to the sales agreement, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Leerink Partners will be deemed to be an underwriting commission or discount. We have agreed in the sales agreement to provide indemnification and contribution to Leerink Partners with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act. As sales agent, Leerink Partners will not engage in any transactions that stabilize our common stock.

Our common stock is listed on The Nasdaq Global Select Market and trades under the symbol “NMRA.”

Leerink Partners and/or its affiliates have provided, and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received, and may in the future receive, customary fees.

LEGAL MATTERS

The validity of the issuance of our common stock offered in this prospectus supplement will be passed upon for us by Latham & Watkins LLP, San Francisco, California. Leerink Partners LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement and the accompanying prospectus form a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement and the accompanying prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement or the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any statement contained in a previously filed document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of this offering, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 7, 2024.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2024.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, September 30, 2024 filed with the SEC on May 7, 2024, August 6, 2024 and November 12, 2024 respectively.

•	Our Current Reports on Form 8-K filed with the SEC on April 15, 2024, June 14, 2024, January 2, 2025 and February 13, 2025 (Item 5.02 only), and Form 8-K/A filed with the SEC on February 21, 2025.

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 13, 2023, and any amendment or report filed with the SEC for the purpose of updating the description.

These documents may also be accessed on our website at www.neumoratx.com. Except as otherwise specifically incorporated by reference in this prospectus supplement and the accompanying prospectus, information contained in, or accessible through, our website is not a part of this prospectus supplement or the accompanying prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:

Neumora Therapeutics, Inc.

490 Arsenal Way, Suite 200

Watertown, Massachusetts 02472

(857) 760-0900

Up to $300,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Leerink Partners

March 3, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$91,860	(1)
FINRA filing fee	$225,500
Printing expenses		$(2)
Legal fees and expenses		$(2)
Accounting fees and expenses		$(2)
Blue Sky, qualification fees and expenses		$(2)
Transfer agent fees and expenses		$(2)
Trustee fees and expenses		$(2)
Warrant agent fees and expenses		$(2)
Miscellaneous		$(2)

Total		$(2)

(1)

This amount includes the registration fee of $43,718.32 previously paid in connection with the offering, issuance and sale of up to $300,000,000 of the registrant’s common stock pursuant to this Post-Effective Amendment No. 1 to the Registration Statement and a sales agreement, dated as of October 1, 2024, by and between the registrant and Leerink Partners LLC. The $600,000,000 of shares of common stock registered pursuant to this Post-Effective Amendment No. 1 to the Registration Statement includes $285,554,049.58 of shares of common stock, or the Unsold Shares, registered pursuant to Registration Statement No. 333-282460 filed on October 1, 2024. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the filing fees previously paid in connection with the Unsold Shares will continue to be applied to the Unsold Shares.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the DGCL), empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or an officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, provided that such provision shall not eliminate or limit the liability of a director or an officer (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

Our certificate of incorporation and our bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Item 16.	Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

1.2	Sales Agreement, dated October 1, 2024, by and between Neumora Therapeutics, Inc. and Leerink Partners LLC (incorporated by reference to Exhibit 1.2 to the Registration Statement on Form S-3ASR filed on October 1, 2024).

3.1	Amended and Restated Certificate of Incorporation, as amended, currently in effect (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on September 19, 2023).

3.2	Bylaws, as amended, currently in effect. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on September 19, 2023).

4.1	Form of Common Stock Certificate. (incorporated by reference to the Company’s Form S-1/A filed on September 11, 2023).

4.2*	Form of Specimen Certificate Representing Preferred Stock.

4.3	Form of Indenture (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3ASR filed on October 1, 2024).

4.4*	Form of Debt Security.

4.5*	Form of Warrant.

4.6*	Form of Warrant Agreement.

4.7*	Form of Unit Agreement.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee, as trustee under the indenture filed as Exhibit 4.3 above.

107.1	Filing Fee Table.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, State of Massachusetts, on March 3, 2025.

NEUMORA THERAPEUTICS, INC.

By:	/s/ Paul L. Berns
Paul L. Berns
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Paul L. Berns and Michael Milligan, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this Post-Effective Amendment No. 1 to the Registration Statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Paul L. Berns Paul L. Berns	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 3, 2025

/s/ Michael Milligan Michael Milligan	Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer)	March 3, 2025

/s/ Kristina M. Burow Kristina Burow	Director	March 3, 2025

/s/ Matthew K. Fust Matthew Fust	Director	March 3, 2025

/s/ Alaa Halawa Alaa Halawa	Director	March 3, 2025

/s/ Maykin Ho, Ph.D. Maykin Ho, Ph.D.	Director	March 3, 2025

/s/ David Piacquad David Piacquad	Director	March 3, 2025